Exhibit 10.26

AMENDMENT TO PREFERRED STOCK PURCHASE AGREEMENT

THIS AMENDMENT TO PREFERRED STOCK PURCHASE AGREEMENT (this “Amendment”) is entered into as of 15 May 2021 (the “Effective Date”), by and among ATAI LIFE SCIENCES AG, a German corporation (“ATAI”), GABA THERAPEUTICS, LLC, a Delaware limited liability company, (“Founder” and referred to together with ATAI, as “Shareholders”) and GABA THERAPEUTICS, INC., a Delaware corporation (the “Company” and referred to, collectively with ATAI and the Founder, as the “Parties”).

W I T N E S S E T H:

A. The Parties have entered into that certain PREFERRED STOCK PURCHASE AGREEMENT dated as of August 29, 2019 (as amended, restated, supplemented or otherwise modified from time to time the “SPA”).

B. The Parties previously amended certain of the definitive agreements between the Parties, including the SPA, pursuant to that certain OMNIBUS AMENDMENT dated as of October 30, 2020 (the “Omnibus Amendment”), under which ATAI agreed to support the Company’s growth and development by, inter alia, not exercising its No Further Issuances Clause in order to, and to the extent reasonably necessary to, [***] defined in the Omnibus Amendment).

C. The Company has, as a condition precedent to the effectiveness of this Amendment, acquired exclusive ownership of certain Intellectual Property from the Founder (“Founder IP”), more precisely detailed in Exhibit J hereto, which the Company desires to develop through its proposed rapid-acting anti-depressant program (the “GRX-RAAD Program”), by (inter alia) performing the GRX-RAAD program activities (the “GRX-RAAD Program Activities”) as further specified in Exhibit K hereto.

D. The Company has asked ATAI to fund such GRX-RAAD Program Activities in accordance with the general terms and conditions outlined herein, [***]and ATAI is willing to do so in the furtherance of its commitment under the Omnibus Amendment.

E. The Company desires to issue and sell certain additional shares of Series A Preferred Stock and Common Stock (as applicable) to the Shareholders, and the Shareholders desire to subscribe for and purchase such shares pursuant to the SPA and as further provided herein.

F. The Shareholders and the Company desire to amend the SPA in connection with such purchases and sales as set forth below.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used herein (including in the preamble and recitals above) but not otherwise defined herein shall have the respective meanings ascribed to such terms in the SPA.

SECTION 2. Additional Purchases and Sales of Milestone Shares. The Parties agree that, otherwise pursuant to the terms and subject to the conditions set forth in the SPA, the Company shall sell and ATAI shall purchase, additional Milestone Shares as provided below:

(a) [***] shares of Series A Preferred Stock $0.01 par value per share at the Purchase Price no later than five (5) business days following the Effective Date of this Amendment (or such later date when the Founder IP has been fully contributed by Founder to the Company);

(b) [***] shares of Series A Preferred Stock $0.01 par value per share at the Purchase Price no later than thirty (30) days following receipt by the Board that the events specified under “Milestone 3” in the amended Exhibit I attached to this Amendment have occurred (“Milestone 3”); and

(c) Up to [***] shares of Series A Preferred Stock $0.01 par value per share at the Purchase Price (with the final number of such shares to be determined by the Board) no later than thirty (30) days following receipt of the certification by the Board that the events specified under “Milestone 4” in the amended Exhibit I attached to this Amendment have occurred (“Milestone 4”).

Milestone 3 and Milestone 4 shall be treated as “Milestones” for all purposes under the SPA.

SECTION 3. Issuance of Additional Shares of Common Stock to Founder.

(a) In consideration for the exclusive contribution of the Founder IP by the Founder to the Company as contemplated herein, the Company agrees to issue [***] shares of Common Stock to the Founder upon the achievement (to the reasonable satisfaction of the Board) of [***].

(b) Regardless of inventorship, as between the Parties, unless otherwise agreed by the Board in its sole discretion due to the termination of the GRX-RAAD Program Activities, the Company shall own all right, title, and interest in and to all (i) Founder IP and any and all developments thereof or based thereon, and (ii) Intellectual Property made, invented, developed, created, conceived, or reduced to practice as a result of work conducted pursuant to the GRX-RAAD Program Activities, including all rights in any patents or patent applications, copyrights, trade secrets, and other Intellectual Property rights relating thereto (the “Developed Intellectual Property”). The Founder agrees to, and to cause its respective Affiliates to, from time to time, at the request of the Company, without any additional consideration due to the Founder, furnish to the Company such further information or assurances; execute and deliver such additional documents, instruments, and conveyances; and take such other actions and do such other things, as may be reasonably necessary to vest such Developed Intellectual Property in the Company in accordance with this Section 3(b).

(c) In the event that the Board determines to no longer pursue the GRX-RAAD Program and to not undertake the GRX-RAAD Program Activities as provided for herein, the Company will use commercially reasonable efforts to ensure that the Founder IP (exclusive of any Developed Intellectual Property) reverts to the Founder.

SECTION 4. Use of Proceeds. The Parties agree that, notwithstanding anything set forth in Section 1.4 of the SPA to the contrary, the proceeds from the sale of the additional Milestone Shares covered by this Amendment shall be used to perform the GRX-RAAD Program Activities as further specified in the budget set forth on Exhibit L hereto.

SECTION 5. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Receipt by facsimile or other electronic transmission (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.hellosign.com) of any executed signature page to this Amendment shall constitute effective delivery of such signature page.

SECTION 6. SPA. Other than as specifically set forth herein, the SPA shall remain in full force and effect.

SECTION 7. Miscellaneous. Sections 6.2, 6.3, 6.5 through 6.13 and 6.15 of the SPA (or any successor provisions thereto) shall apply to this Amendment mutatis mutandis.

[Signature Pages Follow]

Each of the undersigned has caused the Amendment to be duly executed and delivered as of the date first above written.

GABA THERAPEUTICS, INC.

By:
Name: Ian Massey
Title: CEO

ATAI LIFE SCIENCES AG

By:
Name: Florian Brand
Title: CEO

GABA THERAPEUTICS, INC.

By:
Name: Richard Farrell
Title: CEO

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